Exhibit 5.3

September 3, 2013

Stratasys Ltd.
2 Holtzman Street
Science Park, P.O. Box 2496
Rehovot 76124, Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

     We have acted as counsel to Stratasys Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), including the prospectus contained therein, as supplemented by the prospectus supplement dated September 3, 2013, filed by the Company pursuant to Rule 424(b)(7) under the Securities Act (the “Prospectus Supplement”), covering the resale by the selling shareholders named therein of up to 6,932,007 ordinary shares of the Company, nominal value New Israeli Shekel 0.01 per share (“Ordinary Shares”), that were issued (the “Closing Shares”) or may be issued (the “Additional Shares,” and, together with the Closing Shares, collectively, the “Shares”) to them pursuant to the merger consummated pursuant to the Agreement and Plan of Merger, dated as of June 19, 2013, by and among Stratasys Ltd., Baccio Merger Corporation, Baccio Corporation, Cooperation Technology Corporation, and Shareholder Representative Services LLC, as Seller Representative (the “Merger Agreement”).

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus Supplement, the Merger Agreement and such other agreements, certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and others and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion.

     In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s board of directors and its audit committee which have been provided to us are true and accurate and have been properly prepared in accordance with the Company’s memorandum and articles of association and all applicable laws.

     Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance, and, in the case of the Closing Shares, have been, or, in the case of the Additional Shares, will be, upon future issuance, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the appearance of our firm's name under the caption “Validity of Securities” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

     This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Meitar Liquornik Geva Leshem Tal

  Meitar Liquornik Geva Leshem Tal